Exhibit 10.11

                 CUSTOMERS AND SERVICE AGREEMENT


         THIS CUSTOMERS AND SERVICE AGREEMENT (this "Agreement") is made as of the 1st day of December, 1997, between Citizens Utilities Company, a Delaware corporation ("Citizens"), and Electric Lightwave Inc., a Delaware corporation ("ELI").

                                    RECITALS

         A. Citizens owns all of the issued and outstanding Class B Common Stock of ELI.

         B. ELI is effecting an initial public offering (the "Offering") of shares of its Class A Common Stock (the "Class A Common Stock").

         C. In order to preserve and continue to maximize the business opportunities available to both ELI and Citizens after the Offering, ELI and Citizens desire to execute and deliver this Agreement.

                                   AGREEMENTS

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and in consideration of their mutual promises and obligations herein contained and intending to be legally bound hereby, the parties do hereby agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

         1.1 DEFINITIONS. As used in this Agreement, in addition to the terms defined in the Preamble and Recitals, the following terms will have the following meanings, applicable to both the singular and plural forms of the terms described.

         "Affiliate" means any company, firm or person ("person") which directly or indirectly controls, is controlled by, or is under common control with a person. A person is regarded in control of another person if it owns, or directly or indirectly controls, at least 50% of the voting power or other ownership interest of the other person, or if it directly or indirectly possesses the power to direct or cause the direction of the management and policies of the other person by any means whatsoever; provided, however, that for the purposes of this Agreement, ELI and its subsidiaries shall not be Affiliates of Citizens, and Citizens and its subsidiaries (other than persons which are subsidiaries of ELI) shall not be Affiliates of ELI.

         "Citizens" shall include Citizens Affiliates.


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         "Citizens  Area"  means a  geographic  area  (designated  by  telephone exchange or otherwise) in which Citizens is the Incumbent Local Exchange Carrier (as defined by the Telecommunications Act of 1996).

         "Citizens Potential Retail Customer" means a potential Citizens Retail Customer with a place of business or residence in a Citizens Area.

         "Citizens Retail Customer" as of any time means a retail customer of Citizens at that time.

         "Citizens Services" means telecommunications services offered or rendered by Citizens.

         "Citizens Wholesale Customer" as of any time means a wholesale customer of Citizens at that time.

         "Effective Date" means the date on which the first purchase and sale of shares of Class A Common Stock by the Company pursuant to the Offering occurs.

         "ELI" shall include ELI Affiliates.

         "ELI Location" means a geographic location in which ELI is offering or rendering telecommunications services and where, if a franchise, certificate, permit or other governmental authorization is required by law, regulation or order, the same shall have been obtained.

         "ELI Potential Retail Customer" means a potential ELI Retail Customer with a place of business or residence in an ELI Location.

         "ELI Retail Customer" as of any time means a retail customer of ELI at that time.

         "ELI Services" means telecommunications services offered or rendered by ELI.

         "ELI Wholesale Customer" as of any time means a wholesale customer of ELI at that time.

         "Less Dense Area" shall mean the portion or portions of a Citizens Area, which may be the entire Citizens Area, (a) that was not an ELI Location or Citizens Area on the Effective Date and (b) that is, or is a part of, or includes, a city, town, village or other metropolitan area with a population of less than 50,000. If a Citizens Area acquired after the Effective Date is predominately comprised of cities, towns, villages or other metropolitan areas with a population of less than 50,000, the entire Citizens Area shall be deemed to be a Less Dense Area. In addition, if a Citizens Area acquired after the Effective Date is or is a part of, or includes, a city, town, village or other metropolitan area with a population of 50,000 or more, the territory which is


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within the city, town,  village or other  metropolitan area with a population of more than 50,000 shall be included in the term Less Dense Area if such territory was acquired by Citizens in a transaction ("Transaction") territory in which the consideration allocated to such territories was less than 50% of the total consideration paid in the Transaction.

         "More Dense Area" shall mean a service territory that is not an ELI Location or Citizens Area on the Effective Date and that is not a Less Dense Area.

         1.2 INTERNAL REFERENCES. Unless the context indicates otherwise, references to articles, sections and paragraphs shall refer to the corresponding articles, sections and paragraphs in this Agreement, and references to the parties shall mean the parties to this Agreement.

                                    ARTICLE 2

                     COMPETITION AND BUSINESS OPPORTUNITIES

         2.1 SERVICES OF ELI. ELI agrees that, during the term of this Agreement, ELI will not offer or sell ELI Services to a Citizens Retail Customer or Citizens Potential Retail Customer located in (a) a Citizens Area that existed on the Effective Date; or (b) a Less Dense Area which has become a Citizens Area after the Effective Date and before it becomes an ELI Location, provided that ELI may continue to provide ELI Services to any ELI Retail Customer existing on the Effective Date pursuant to then existing contracts or other customer agreements and any renewals or extensions thereof.



         2.2 SERVICES OF CITIZENS. Citizens agrees that, during the term of this Agreement, Citizens will not offer or sell Citizens Services to an ELI Retail Customer or ELI Potential Retail Customer located in (a) an ELI Location that existed on the Effective Date, or (b) a More Dense Area which has become an ELI Location after the Effective Date and before it becomes a Citizens Area, provided that Citizens may continue to provide Citizens Services to any Citizens Retail Customer existing on Effective Date pursuant to then existing contracts or other customer agreements and any renewals or extensions thereof.

         2.3 OTHER AREAS. ELI may offer and sell ELI Services to a Citizens possible future retail customer (but not to a then current retail customer or retail customer under contract to Citizens) in any area not restricted by
Section 2.1. Citizens may offer and sell Citizens Services to an ELI possible future retail customer (but not to a then current retail customer or retail customer under contract to ELI) in any area not restricted by Section 2.2.

         2.4 WHOLESALE CUSTOMERS. (a) During the term of this Agreement, ELI may not offer or sell to a Citizens Wholesale Customer ELI Services of the same nature and serving the same geographic area as the services which the customer is then currently receiving under contract from Citizens.



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
         (b) During the term of this Agreement, Citizens may not offer or sell to an ELI Wholesale Customer Citizens Services of the same nature and serving the same geographic area as the services which the customer is then currently receiving under contract from ELI.

         2.5 EXTENT OF APPLICATION; WAIVER. The foregoing limitations on ELI's and Citizen's offering or selling telecommunications services apply only to the extent that both ELI and Citizens are offering or selling telecommunications service of the same nature to the same customers or potential customers. Such limitations shall not apply to the extent that both Citizens and ELI agree in writing to waive such limitations in the case of specific customers, services or geographic areas.

                                    ARTICLE 3

                              TERM AND TERMINATION

         3.1 TERM. The term of this Agreement shall commence on the Effective Date and, unless terminated earlier pursuant to Section 3.2, shall continue until the first to occur of (a) the date on which Citizens and its Affiliates own shares representing less than a majority of the ordinary voting power of the outstanding capital stock of ELI, or (b) the date on which the designees or representatives of Citizens cease to constitute a majority of the board of directors of ELI.

         3.2 TERMINATION. Citizens shall have the right to terminate this Agreement upon the occurrence of any material breach of this Agreement by ELI or any of its Affiliates that is not cured within thirty (30) days after receipt of written notice of such breach from Citizens.

                                    ARTICLE 4

                             RESOLUTION OF DISPUTES

         4.1 ARBITRATION. Any dispute, controversy or claim between Citizens and ELI arising out of or relating to this Agreement or any agreements or instruments relating hereto or delivered in connection herewith, will be resolved by arbitration conducted in Stamford, Connecticut under the auspices and according to the Commercial Arbitration Rules of the American Arbitration Association. The arbitration shall be conducted in accordance with the United States Arbitration Act (Title 9, U.S. Code), notwithstanding any choice of law provision in this Agreement.


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
                                   ARTICLE 5

                            MISCELLANEOUS PROVISIONS

         5.1 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of New York without regard to principles of conflicts of laws of any jurisdiction.

         5.2 NOTICES. Any notice permitted or required by this Agreement shall be deemed given when sent by personal service, by certified or registered mail return receipt requested, postage prepaid, by facsimile transmission or by overnight delivery by a nationally recognized courier and addressed as follows:

         IF TO CITIZENS:            Citizens Utilities Company
                                    High Ridge Park
                                    Stamford, Connecticut 06905
                                    Attn:  Robert J. DeSantis
                                    Fax No.:  (203) 329-4651


         IF TO ELI:                 Electric Lightwave Inc.
                                    8100 N.E. Parkway Drive, Suite 150
                                    Vancouver, Washington 98662
                                    Attn:   David B. Sharkey
                                    Fax No.: (360) 243-4425

Actual receipt of notice or other communication shall overcome any deficiency in manner of delivery thereof.

         5.3 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which, when executed by both parties to this Agreement, shall be deemed to be an original, and all of which counterparts together shall constitute one and the same instrument.

         5.4 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties with respect to its subject matter, superseding all prior oral and written communications, proposals, negotiations, representations, understandings, courses of dealing, agreements, contracts, and the like between the parties.

         5.5 AMENDMENTS. This Agreement may be changed, amended, modified, or rescinded only by an instrument in writing signed by the party against which enforcement of such change, amendment, modification or rescission is sought.

         5.6 WAIVERS. No waiver by any party of any condition, or breach of any provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of any other condition or of the breach of any other provision of this Agreement.


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
         5.7 RELATIONSHIP. Nothing in this Agreement shall be deemed to create a partnership, joint venture or agency relationship between the parties. Both parties are independent contractors and neither party is to be considered the agent or legal representative of the other for any purpose whatsoever under this Agreement.

         5.8 SUCCESSORS AND ASSIGNS. This Agreement shall bind and inure to the benefit of the parties and their respective successors and assigns, except that no obligation under this Agreement may be delegated, nor may any rights under this Agreement be assigned by either party, without the prior written consent of the other party, except by operation of law. Any such purported assignment of this Agreement by either party without the prior written consent of the other party shall be void and without effect. Except as expressly provided in this Agreement, the parties hereto intend that this Agreement shall not benefit or create any right or cause of action in or on behalf of any person other than the parties hereto.

























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        IN WITNESS  WHEREOF,  the parties have executed this Agreement as of the date first above written.


                                  ELECTRIC LIGHTWAVE, INC.


                                  By:/s/David B. Sharkey
                                     ----------------------
                                     Name:  David B. Sharkey
                                     Title:    President



                                  CITIZENS UTILITIES COMPANY


                                  By:/s/ Robert J. DeSantis
                                     ------------------------
                                     Name:  Robert J. DeSantis
                                     Title: Vice President and Treasurer


































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